Exhibit 23.0 - CONSENT OF INDEPENDENT ACCOUNTANTS






We hereby consent to the incorporation by reference in the Prospectuses constituting part of the Registration Statements on Form S-8 (Nos. 33-33414 and 33-42182) of Exabyte Corporation of our report dated January 16, 1997 appearing on page 38 of this Form 10-K.




/s/ Price Waterhouse LLP
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PRICE WATERHOUSE	LLP


Boulder, Colorado
March 20, 1997